Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	March 31,	December 31,
	2016	2015

ASSETS

Current assets
Cash and cash equivalents	$6,162	$13,002
Accounts receivable, net of allowances of $679 in 2016 and $568 in 2015	53,170	57,647
Inventories	83,755	45,912
Prepaid expenses and other current assets	2,258	3,142
Income tax receivable	11,879	1,158
Deferred income tax assets	36,725	10,840
Total current assets	193,949	131,701
Property and equipment, net of accumulated depreciation of $12,053 in 2016 and $10,539 in 2015	21,640	8,309
Goodwill	14,092	-
Intangible assets, net of accumulated amortization of $44,571 in 2016 and $41,803 in 2015	65,739	23,045
Deferred income tax assets	-	15,386
Other assets	2,346	1,100
Total assets	$297,766	$179,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$54,495	$33,846
Accrued liabilities	12,297	5,068
Accrued wages and wage related expenses	2,890	2,244
Deferred revenue	25	17
Sales returns liability	20,773	7,849
Current portion of long-term debt, net of deferred loan costs of $64 in 2016	6,186	-
Revolving line of credit	50,545	-
Total current liabilities	147,211	49,024
Noncurrent portion of long-term debt, net of deferred loan costs of $187 in 2016	18,563	-
Deferred income tax liabilities	2,593	-
Other noncurrent liabilities	513	-
Total liabilities	168,880	49,024

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,812 and 33,219 shares issued in 2016 and 2015, respectively	34	33
Additional paid-in capital	90,322	88,983
Accumulated other comprehensive loss	(1,278)	(1,597)
Treasury stock, 5,679 and 5,679 common shares in 2016 and 2015 respectively, at cost	(35,194)	(35,194)
Retained earnings	75,002	78,292

Total stockholders' equity	128,886	130,517
Total liabilities and stockholders' equity	$297,766	$179,541

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015

Net sales	$62,432	$57,216
Cost of sales	38,703	34,258

Gross profit	23,729	22,958

Operating expenses:
Advertising and marketing	2,914	2,631
Selling, general and administrative	19,755	12,754
Transaction costs	2,017	-
Amortization of definite-lived intangibles	2,746	2,134

Total operating expenses	27,432	17,519

Income (loss) from operations	(3,703)	5,439

Other (expense) income:
Interest expense	(188)	(27)
Other (expense) income	(200)	80

Total other (expense) income	(388)	53

Income (loss) before provision for income taxes	(4,091)	5,492

Income tax benefit (provision)	801	(2,292)

Net (loss) income	$(3,290)	$3,200

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.12)	$0.11
Diluted earnings (loss) per share	$(0.12)	$0.11

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ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following are not financial measures under generally accepted accounting principals (GAAP). In addition, they should not be construed as alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three months ended
	March 31, 2016	March 31, 2015

Net income (loss) in accordance with GAAP	$(3,290)	$3,200

Adjustments:

a. Stock based compensation expense	1,336	876
b. Depreciation and amortization	4,263	2,940
c. Other (income) expense	388	(53)
d. mophie transaction costs	2,017	-
e. mophie fair value inventory write-up related to acquisition	1,156	-
f. Provision for income taxes	(801)	2,292

Adjusted EBITDA	$5,069	$9,255

Adjusted Net Income (Loss) Reconciliation - Three Months Ended March 31, 2016 and 2015	Three months ended
	March 31, 2016	March 31, 2015

Net income (loss) in accordance with GAAP	$(3,290)	$3,200

Adjustments:

a. Amortization of mophie acquired intangibles	819	-
b. mophie transaction costs	2,017	-
c. mophie fair value inventory write-up related to acquisition	1,156	-
d. Income tax effects	(1,527)*	-

Adjusted net income (loss)	$(825)	$3,200

Adjusted diluted earnings (loss) per share	$(0.03)	$0.11

Weighted average number of shares outstanding - diluted	27,710	29,678

*	For comparative purposes, we applied an annualized statutory tax rate of 38.25% in 2016.

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